Exhibit 99.1

Web.com Reports Fourth Quarter and Full Year 2015 Financial Results

•	Fourth quarter revenue and profitability exceeded high end of guidance

•	Strong cash flow with $152.7 million of operating cash flow for the year, up 30% year over year, and $40.2 million in the fourth quarter, up 10% year over year

•	Repurchased 2,469,000 shares for $50.6 million and reduced debt by $95.3 million for the year

•	Repurchased 426,000 shares for $9.7 million and reduced debt by $27.8 million in the fourth quarter

•	3.4 million subscribers with 22,000 net additions in the fourth quarter

JACKSONVILLE, Fla. - February 11, 2016 - Web.com Group, Inc. (NASDAQ: WEB), a leading provider of Internet services and online marketing solutions for small businesses, today announced results for the fourth quarter and full year ended December 31, 2015.
“Web.com reported a strong finish to 2015, with fourth quarter financial results that exceeded expectations for both revenue and profitability. Today’s announcement of the acquisition of Yodle is a great complement and natural extension of the success we had in 2015 towards our increased focus on value added digital marketing solutions,” said David L. Brown, chairman, chief executive officer and president of Web.com.
Brown continued, “Our strategic focus on delivering value added, high touch solutions is a key contributor to our performance this quarter. We are pleased with the progress we have made towards our growth and margin objectives, and we are confident that our differentiated set of solutions for small businesses positions us well to deliver improved growth and performance going forward.”
Summary of Fourth Quarter 2015 Financial Results

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $138.3 million for the fourth quarter of 2015, compared to $134.5 million for the fourth quarter of 2014. Non-GAAP revenue was $141.3 million for the fourth quarter of 2015, compared to $140.4 million in the year ago quarter, and above the high end of the company's guidance range of $138.5 to $140.0 million.

•	GAAP operating income was $18.9 million for the fourth quarter of 2015, compared to $8.5 million for the fourth quarter of 2014. Non-GAAP operating income was $36.9 million for the fourth quarter of 2015, representing a 26% non-GAAP operating margin, compared to $33.4 million for the fourth quarter of 2014, representing a 24% non-GAAP operating margin.

•
GAAP net income was $77.0 million, or $1.48 per diluted share, for the fourth quarter of 2015. GAAP net loss was $8.7 million, or $0.17 per diluted share, in the fourth quarter of 2014. Non-GAAP net income was $34.2 million for the fourth quarter of 2015, or $0.66 per diluted share, which exceeded the high end of the company's guidance of $0.62 to $0.64 per diluted share. The company had non-GAAP net income of $30.3 million, or $0.57 per diluted share, for the fourth quarter of 2014. GAAP net income in the fourth quarter of 2015 was favorably impacted by the release of certain valuation allowances on the company's deferred tax assets resulting in the recognition of a large tax benefit in the quarter. Without the release of the valuation allowances, the fourth quarter tax provision would have been $6.1 million of expense. The release resulted in a benefit of $68.8 million, bringing the net tax benefit to $62.7 million, in the fourth quarter of 2015.

•
Adjusted EBITDA was $42.0 million for the fourth quarter of 2015, representing a 30% adjusted EBITDA margin, compared to $37.2 million for the fourth quarter of 2014, representing a 27% adjusted EBITDA margin.

•	The company generated cash from operations of $40.2 million for the fourth quarter of 2015, compared to $36.4 million of cash from operations for the fourth quarter of 2014.

Fourth Quarter and Recent Business Highlights

•	Web.com's total net subscribers were approximately 3,353,000 at the end of the fourth quarter of 2015, up approximately 22,000 from the end of the third quarter of 2015.

•
Web.com's average revenue per user (ARPU) was $13.92 for the fourth quarter of 2015 compared to $14.07 for the fourth quarter of 2014. ARPU was up sequentially during the fourth quarter of 2015 from $13.90 for the third quarter of 2015.

•	Web.com's trailing twelve month customer retention rate was 87.5% for the fourth quarter of 2015, consistent with recent levels of high customer retention.

•	Web.com used $27.8 million in cash to reduce debt during the fourth quarter of 2015.

•	Web.com repurchased 426,000 shares for $9.7 million in the fourth quarter of 2015.
Summary of Full Year 2015 Financial Results

•	Total revenue, calculated in accordance with GAAP, was $543.5 million for 2015, compared to $543.9 million for 2014. Non-GAAP revenue was $559.4 million for 2015, compared to $570.1 million in 2014.

•
GAAP operating income was $61.7 million for 2015 compared to $37.7 million for 2014. Non-GAAP operating income was $138.8 million for 2015, representing a 25% non-GAAP operating margin, compared to $147.8 million for 2014, representing a 26% non-GAAP operating margin.

•
GAAP net income was $90.0 million, or $1.72 per diluted share, for 2015. GAAP net loss was $12.5 million, or $0.24 per diluted share, in 2014. Non-GAAP net income was $127.6 million, or $2.43 per diluted share, for 2015 compared to $130.8 million, or $2.41 per diluted share, for 2014. GAAP net income for 2015 was favorably impacted by the release of certain valuation allowances on the company's deferred tax assets resulting in the recognition of a large tax benefit in the fourth quarter. Without the release of the valuation allowances, the full year 2015 tax provision would have been $20.5 million of expense. The release resulted in a benefit of $68.8 million, bringing the net tax benefit to $48.3 million for the full year 2015.

•
Adjusted EBITDA was $155.8 million for 2015, compared to $161.9 million for 2014, representing a 28% adjusted EBITDA margin during each of the twelve months ended December 31, 2015 and 2014, respectively.

•	Cash from operations was $152.7 million for 2015 compared to $117.2 million for 2014.

Conference Call Information
Management will host a conference call today, February 11, 2016, at 5:00 p.m. ET, to discuss Web.com's fourth quarter financial results and current business outlook. There will be an accompanying slide presentation which will be available on the Investor Relations page of Web.com's website (http://ir.web.com), along with a live webcast and replay of the call. To access the call, dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of this conference call will be available until February 18, 2016 at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13628646.

About Web.com

Web.com Group, Inc. (Nasdaq: WEB) provides a full range of Internet services to small businesses to help them compete and succeed online. Web.com meets the needs of small businesses anywhere along their lifecycle with affordable, subscription-based solutions including domains, hosting, website design and management, search engine optimization, online marketing campaigns, local sales leads, social media, mobile products, eCommerce solutions and call center services. For more information, please visit www.web.com; follow the company on Twitter @webdotcom or on Facebook at www.facebook.com/web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the company, in ways that management views or uses to assess the performance of the Company. Web.com's management uses these non-GAAP measures as important indicators of the Company's past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.
You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.
Relative to each of the non-GAAP measures Web.com presents, management further sets forth its rationale as follows:

•
Non-GAAP Revenue. Web.com excludes from non-GAAP revenue the impact of the fair value adjustment to amortized deferred revenue because management believes that excluding such measures helps management and investors better understand Web.com's revenue trends.

•
Non-GAAP Operating Income and Non-GAAP Operating Margin. Web.com excludes from non-GAAP operating income and non-GAAP operating margin, amortization of intangibles, asset impairment, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, and stock-based compensation charges. Management believes that excluding these items assists management and investors in evaluating period-over-period changes in Web.com's operating income without the impact of items that are not a result of the Company's day-to-day business and operations.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Basic and Diluted Share. Web.com excludes from non-GAAP net income and non-GAAP net income per basic and diluted share amortization of intangibles, asset impairment, income tax provision, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, amortization of debt discounts and fees, loss on debt extinguishment, and stock-based compensation, and includes estimated cash income tax payments, because management believes that adjusting for such measures helps management and investors better understand the Company's operating activities.

•
Adjusted EBITDA and Adjusted EBITDA Margin. Web.com excludes from adjusted EBITDA and adjusted EBITDA margin depreciation expense, amortization of intangibles, asset impairment, stock-based compensation, fair value adjustments to deferred revenue and deferred expense, corporate development expenses and restructuring expenses, because management believes that excluding such items helps investors better understand the Company's operating activities.

•
Non-GAAP Gross Profit and Non-GAAP Gross Margin. Web.com excludes from non-GAAP gross profit and non-GAAP gross margin, fair value adjustment to deferred revenue and deferred expense, and stock based compensation charges. Management believes that excluding these items assists management and investors in evaluating period-over-period changes in Web.com's gross profit and gross margin without the impact of items that are not a result of the Company's day-to-day business operations.

•
Free Cash Flow. Free cash flow is a non-GAAP financial measure that Web.com uses and defines as net cash provided by operating activities less capital expenditures. The Company considers free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for investment opportunities.
In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation. These expenses consist of expenses for employee stock options and employee awards under Accounting Standards Codification ("ASC") 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because such expense is not used by management to assess the core profitability of the Company's business operations. Web.com further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, customer lists, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue, the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Depreciation expense. Web.com records depreciation expense associated with its fixed assets. Although its fixed assets generate revenue for Web.com, the item is excluded because management believes certain non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Amortization of debt discounts and fees. Web.com incurs amortization expense related to debt discounts and deferred financing fees. The difference between the effective interest expense and the coupon interest expense (i.e. debt discount), as well as, amortized deferred financing fees are excluded because Web.com believes the non-GAAP measures excluding these items provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Restructuring expense. Web.com has recorded restructuring expenses and excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Income tax expense. Due to the magnitude of Web.com's historical net operating losses and related deferred tax asset, the Company excludes income tax from its non-GAAP measures primarily because it is not indicative of the actual tax to be paid by the Company and therefore is not reflective of ongoing operating results. The Company believes that excluding this item provides meaningful supplemental information regarding the Company's operational performance and facilitates management's internal comparisons to the Company's historical operating results and comparisons to the Company's competitors' operating results. The Company includes the estimated tax that the Company expects to pay for operations during the periods presented.

•
Fair value adjustment to deferred revenue and deferred expense. Web.com has recorded a fair value adjustment to acquired deferred revenue and deferred expense in accordance with ASC 805-10-65. Web.com excludes the impact of these adjustments from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company's revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and deferred expense therefore facilitates management's internal comparisons to Web.com's historical operating results.

•
Corporate development expenses. Web.com incurred expenses relating to acquisitions and the successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Gains or losses from asset sales or impairment and certain other transactions. Web.com excludes the impact of asset sales or impairment and certain other transactions including debt extinguishments and the sale of equity method investment from its non-GAAP measures because the impact of these items is not considered part of the Company's ongoing operations.

Forward-Looking Statements
This press release includes "forward-looking statements" including, without limitation, the statement that Web.com is confident that its differentiated set of solutions positions it well to deliver improved growth and performance going forward, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation: risks related to the successful offering of the products and services of Web.com; the risk that the acquisition of Yodle may not close if the closing conditions to the acquisition are not met, and other risks that may impact Web.com's business are set forth under the caption, "Risk Factors," in Web.com's Form 10-Q for the quarter ended September 30, 2015, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts
Investors:
Ira Berger
904-680-6909
Ira.Berger@web.com

Media:
John Herbkersman
904-251-6297
jherbkersman@web.com

Source: Web.com

Web.com Group, Inc.
Consolidated Statement of Comprehensive Income (Loss)
(in thousands, except for per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014

Revenue	$138,320	$134,511	$543,461	$543,937
Cost of revenue:	46,231	48,667	188,445	191,778

Gross profit	92,089	85,844	355,016	352,159

Operating expenses:
Sales and marketing	33,578	37,139	139,971	148,836
Technology and development	6,610	7,632	24,313	29,683
General and administrative	17,875	14,963	72,114	58,992
Restructuring charges	224	166	559	166
Asset impairment	—	2,040	—	2,040
Depreciation and amortization	14,906	15,398	56,345	74,779
Total operating expenses	73,193	77,338	293,302	314,496
Income from operations	18,896	8,506	61,714	37,663

Interest expense, net	(4,616)	(5,355)	(20,013)	(26,739)
Loss from debt extinguishment	—	—	—	(1,838)
Net income before income taxes	14,280	3,151	41,701	9,086
Income tax benefit (expense)	62,697	(11,885)	48,260	(21,544)
Net income (loss)	$76,977	$(8,734)	$89,961	$(12,458)

Other comprehensive income (loss):
Foreign currency translation adjustments	(289)	(640)	(724)	(1,395)
Unrealized loss on investments, net of tax	(2)	(10)	(31)	(18)
Total comprehensive income (loss)	$76,686	$(9,384)	$89,206	$(13,871)

Net income (loss) per basic common share	$1.55	$(0.17)	$1.79	$(0.24)

Net income (loss) per diluted common share	$1.48	$(0.17)	$1.72	$(0.24)

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands, except share count)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$18,706	$22,485
Accounts receivable, net of allowance of $1,815 and $1,705, respectively	12,892	16,932
Prepaid expenses	8,151	10,550
Deferred expenses	59,400	62,818
Deferred taxes (*)	—	23,750
Other current assets	4,380	5,008
Total current assets	103,529	141,543

Property and equipment, net	41,963	44,000
Deferred expenses	50,113	50,901
Goodwill	639,145	639,564
Intangible assets, net	318,107	357,819
Other assets	4,482	3,752
Total assets	$1,157,339	$1,237,579

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$9,974	$9,940
Accrued expenses	13,303	14,937
Accrued compensation and benefits	13,765	5,997
Deferred revenue	219,187	217,394
Current portion of debt	11,169	6,193
Other liabilities	3,802	5,069
Total current liabilities	271,200	259,530

Deferred revenue	191,426	185,338
Long-term debt	411,409	500,262
Deferred tax liabilities (*)	37,840	111,503
Other long-term liabilities	7,287	6,856
Total liabilities	919,162	1,063,489
Stockholders' equity:
Common stock, $0.001 par value per share: 150,000,000 shares authorized, 50,683,717 and 52,108,719 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	51	52
Additional paid-in capital	565,648	552,991
Treasury stock at cost, 2,120,944 shares as of December 31, 2015, and 395,395 shares as of December 31, 2014	(44,750)	(6,975)
Accumulated other comprehensive loss	(2,148)	(1,393)
Accumulated deficit	(280,624)	(370,585)
Total stockholders' equity	238,177	174,090
Total liabilities and stockholders' equity	$1,157,339	$1,237,579

(*) During the fourth quarter ended December 31, 2015, we early adopted Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes. This standard requires that all deferred tax assets and liabilities, and any related valuation allowance, be classified as non-current on the balance sheet. As of December 31, 2015, our deferred tax assets were netted against non-current deferred tax liabilities.

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)
	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$138,320	$134,511	$543,461	$543,937
Fair value adjustment to deferred revenue	3,017	5,855	15,909	26,163
Non-GAAP revenue	$141,337	$140,366	$559,370	$570,100

Reconciliation of GAAP net income (loss) to non-GAAP net income
GAAP net income (loss)	$76,977	$(8,734)	$89,961	$(12,458)
Amortization of intangibles	9,817	11,563	39,283	60,719
Asset impairment	—	2,040	—	2,040
Stock based compensation	4,813	5,040	20,064	19,567
Income tax (benefit) expense	(62,697)	11,885	(48,260)	21,544
Restructuring charges	224	166	559	166
Corporate development	2	—	599	499
Amortization of debt discounts and fees	2,900	2,746	11,392	10,932
Cash income tax expense	(1,000)	(499)	(2,512)	(1,243)
Fair value adjustment to deferred revenue	3,017	5,855	15,909	26,163
Fair value adjustment to deferred expense	128	215	633	1,027
Loss on debt extinguishment	—	—	—	1,838
Non-GAAP net income	$34,181	$30,277	$127,628	$130,794

Reconciliation of GAAP net income (loss) per basic share to non-GAAP net income per basic share
Basic GAAP net income (loss)	$1.55	$(0.17)	$1.79	$(0.24)
Amortization of intangibles	0.20	0.24	0.78	1.20
Asset impairment	—	0.04	—	0.04
Stock based compensation	0.10	0.10	0.40	0.38
Income tax (benefit) expense	(1.26)	0.23	(0.96)	0.42
Restructuring charges	—	—	0.01	—
Corporate development	—	—	0.01	0.01
Amortization of debt discounts and fees	0.06	0.05	0.23	0.21
Cash income tax expense	(0.02)	(0.01)	(0.05)	(0.02)
Fair value adjustment to deferred revenue	0.06	0.11	0.32	0.51
Fair value adjustment to deferred expense	—	—	0.01	0.02
Loss on debt extinguishment	—	—	—	0.04
Basic Non-GAAP net income per share	$0.69	$0.59	$2.54	$2.57

Reconciliation of GAAP diluted net income (loss) per share to non-GAAP diluted net income per share	Three months ended December 31,		Twelve months ended December 31,
Dilutive shares:	2015	2014	2015	2014
Basic weighted average common shares	49,716	51,295	50,243	50,920
Dilutive stock options	1,886	1,623	1,757	2,727
Dilutive restricted stock	469	342	426	554
Dilutive performance shares	78	—	16	—
Total dilutive weighted average common shares	52,149	53,260	52,442	54,201

Diluted GAAP net income (loss) per share	$1.48	$(0.17)	$1.72	$(0.24)
Diluted equity	—	0.01	—	0.01
Amortization of intangibles	0.19	0.23	0.75	1.12
Asset impairment	—	0.04	—	0.04
Stock based compensation	0.09	0.09	0.38	0.36
Income tax (benefit) expense	(1.20)	0.22	(0.92)	0.40
Restructuring charges	—	—	0.01	—
Corporate development	—	—	0.01	0.01
Amortization of debt discounts and fees	0.06	0.05	0.22	0.20
Cash income tax expense	(0.02)	(0.01)	(0.05)	(0.02)
Fair value adjustment to deferred revenue	0.06	0.11	0.30	0.48
Fair value adjustment to deferred expense	—	—	0.01	0.02
Loss on debt extinguishment	—	—	—	0.03
Diluted Non-GAAP net income per share	$0.66	$0.57	$2.43	$2.41

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income	$18,896	$8,506	$61,714	$37,663
Amortization of intangibles	9,817	11,563	39,283	60,719
Asset impairment	—	2,040	—	2,040
Stock based compensation	4,813	5,040	20,064	19,567
Restructuring charges	224	166	559	166
Corporate development	2	—	599	499
Fair value adjustment to deferred revenue	3,017	5,855	15,909	26,163
Fair value adjustment to deferred expense	128	215	633	1,027
Non-GAAP operating income	$36,897	$33,385	$138,761	$147,844

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	14%	6%	11%	7%
Amortization of intangibles	7	9	7	11
Asset impairment	—	1	—	—
Stock based compensation	3	4	4	3
Restructuring charges	—	—	—	—
Corporate development	—	—	—	—
Fair value adjustment to deferred revenue	2	4	3	5
Fair value adjustment to deferred expense	—	—	—	—
Non-GAAP operating margin	26%	24%	25%	26%

Reconciliation of GAAP operating income to adjusted EBITDA	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
GAAP operating income	$18,896	$8,506	$61,714	$37,663
Depreciation and amortization	14,906	15,398	56,345	74,779
Asset impairment	—	2,040	—	2,040
Stock based compensation	4,813	5,040	20,064	19,567
Restructuring charges	224	166	559	166
Corporate development	2	—	599	499
Fair value adjustment to deferred revenue	3,017	5,855	15,909	26,163
Fair value adjustment to deferred expense	128	215	633	1,027
Adjusted EBITDA	$41,986	$37,220	$155,823	$161,904

Reconciliation of GAAP operating margin to adjusted EBITDA margin
GAAP operating margin	14%	6%	11%	7%
Depreciation and amortization	11	12	10	13
Asset impairment	—	1	—	—
Stock based compensation	3	4	4	3
Restructuring charges	—	—	—	—
Corporate development	—	—	—	—
Fair value adjustment to deferred revenue	2	4	3	5
Fair value adjustment to deferred expense	—	—	—	—
Adjusted EBITDA margin	30%	27%	28%	28%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$40,161	$36,352	$152,731	$117,206
Capital expenditures	(3,590)	(2,382)	(14,747)	(15,166)
Free cash flow	$36,571	$33,970	$137,984	$102,040

Reconciliation of GAAP gross profit to non-GAAP gross profit
Gross profit	$92,089	$85,844	$355,016	$352,159
Fair value adjustment to deferred revenue	3,017	5,855	15,909	26,163
Fair value adjustment to deferred cost	128	215	633	1,027
Stock based compensation	446	500	1,933	2,045
Non-GAAP gross profit	$95,680	$92,414	$373,491	$381,394
Non-GAAP gross margin	68%	66%	67%	67%

Revenue
Subscription	$136,540	$132,001	$535,706	$534,955
Professional services and other	1,780	2,510	7,755	8,982
Total	$138,320	$134,511	$543,461	$543,937

Stock based compensation
Cost of revenue	$446	$500	$1,933	$2,045
Sales and marketing	1,023	1,168	4,632	4,816
Technology and development	666	765	2,947	3,125
General and administrative	2,678	2,607	10,552	9,581
Total	$4,813	$5,040	$20,064	$19,567

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands)
(unaudited)
	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities
Net income (loss)	$76,977	$(8,734)	$89,961	$(12,458)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from debt extinguishment	—	—	—	1,249
Depreciation and amortization	14,906	15,398	56,345	74,779
Stock based compensation	4,813	5,040	20,064	19,567
Deferred income taxes	(63,355)	11,384	(49,897)	20,244
Amortization of debt issuance costs and other	2,900	2,757	11,392	10,932
Asset impairment	—	2,040	—	2,040
Changes in operating assets and liabilities:
Accounts receivable, net	239	3,635	4,000	821
Prepaid expenses and other assets	3,660	274	2,235	(2,255)
Deferred expenses	1,425	7,469	4,206	5,610
Accounts payable	2,378	1,356	(489)	(2,739)
Accrued expenses and other liabilities	(3,165)	1,334	(1,137)	1,394
Accrued compensation and benefits	663	(2,977)	8,065	(7,788)
Accrued restructuring costs	—	—	—	(1,139)
Deferred revenue	(1,280)	(2,624)	7,986	6,949
Net cash provided by operating activities	40,161	36,352	152,731	117,206

Cash flows from investing activities
Business acquisitions, net of cash acquired	—	42	(1,330)	(19,246)
Capital expenditures	(3,590)	(2,382)	(14,747)	(15,166)
Net cash used in investing activities	(3,590)	(2,340)	(16,077)	(34,412)

Cash flows from financing activities
Stock issuance costs	(21)	(23)	(103)	(98)
Common stock repurchased	(111)	(1,137)	(2,413)	(6,327)
Payments of long-term debt and revolving credit facility	(27,750)	(16,250)	(95,250)	(367,328)
Proceeds from exercise of stock options	1,310	789	7,952	9,899
Proceeds from long-term debt issued	—	—	—	192,020
Proceeds from borrowings on revolving credit facility	—	—	—	112,208
Debt issuance costs	—	(8)	—	(3,680)
Common stock purchases under repurchase plan	(9,687)	(10,785)	(50,617)	(10,785)
Net cash used in financing activities	(36,259)	(27,414)	(140,431)	(74,091)

Effect of exchange rate changes on cash	1	(13)	(2)	(24)
Net increase (decrease) in cash and cash equivalents	313	6,585	(3,779)	8,679
Cash and cash equivalents, beginning of year	18,393	15,900	22,485	13,806
Cash and cash equivalents, end of year	$18,706	$22,485	$18,706	$22,485

Supplemental cash flow information
Interest paid	$1,112	$2,017	$8,761	$17,303
Income tax paid	$556	$314	$2,076	$1,134